Exhibit 99.1

News Release

P.O. Box 110 • Route 5 • South Deerfield • MA • 01373-0110

FOR IMMEDIATE RELEASE

Contact:	Craig W. Rydin
(413) 665-8306

YANKEE CANDLE ANNOUNCES CHIEF FINANCIAL

OFFICER TO RESIGN

South Deerfield, Mass –July 11, 2007 – The Yankee Candle Company, Inc. (“Yankee Candle” or the “Company”), the leading designer, manufacturer, wholesaler and retailer of premium scented candles, today announced that Bruce H. Besanko, the Company’s Senior Vice President, Finance and Chief Financial Officer, will resign his position at the end of July, 2007 in order to accept the position of executive vice president and chief financial officer with Circuit City Stores, Inc. Mr. Besanko joined Yankee Candle in April, 2005.

“Bruce has been a valuable contributor to Yankee Candle and a good business partner to me personally,” said Craig W. Rydin, Chairman and Chief Executive Officer of The Yankee Candle Company, Inc. “Bruce has been instrumental in building and developing a talented and dedicated finance and accounting team, as well as rigorous and comprehensive internal control and financial reporting processes and mechanisms, each of which will continue to serve us well in the future. Bruce also played a critical leadership role in the successful recent sale of the company to an affiliate of Madison Dearborn Partners, helping to deliver significant value to our former shareholders. We wish Bruce all the best in his new opportunity.”

“Working at Yankee Candle has been a wonderful experience,” said Besanko. “The dedication of the work force, the incredibly strong brand and the strength of the multi-channel model make this a great company. I’m proud of how much we’ve accomplished during the past two and a half years and I am very confident about the future of this extraordinary brand,” Besanko said. “The decision to leave was a difficult one, and it should not in any way reflect negatively on Yankee Candle, its management team or the Company’s current or future direction. I intend to work with Craig and the team to help ensure an orderly and effective transition and I wish all my friends at Yankee Candle the greatest future success.”

“We are actively engaged in a comprehensive search for Bruce’s replacement,” said Mr. Rydin, “and are confident that we will appoint a new CFO who will provide the financial, management and leadership skills necessary to support Yankee Candle’s continuing growth and success.”

The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles, based on sales, in the giftware industry. Yankee has a 37-year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts. The Company sells its products through a North American wholesale customer network of approximately 16,300 store locations, a growing base of Company owned and operated retail stores (426 located in 42 states as of March 31, 2007), direct mail catalogs, its Internet websites (www.yankeecandle.com, www.illuminations.com and www.aromanaturals.com), international distributors and to a European wholesale customer network of approximately 2,600 store locations (through its distribution center located in Bristol, England).

This press release may contain certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to any statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events. Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: the impact of our recent merger with affiliated investment funds of Madison Dearborn Partners, LLC on our financial and operating results; the risk that the substantial indebtedness incurred in connection with the merger, and the debt agreements entered into in connection therewith, might restrict our ability to operate our business and pursue certain business strategies; the risk that we may not be able to generate sufficient cash flows to meet our debt service obligations; the current economic conditions in the United States as a whole and the continuing weakness in the retail environment; the risk that we will be unable to maintain our historical growth rate; the effects of competition from others in the highly competitive giftware industry; our ability to anticipate and react to industry trends and changes in consumer demand; our dependence upon our senior executive officers; the risk of loss of our manufacturing and distribution facilities; the impact on our stock price of seasonal, quarterly and other fluctuations in our business; the risk of any disruption in wax supplies; and other factors described or contained in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or the Registration Statement on Form S-4 filed on

March 30, 2007 (Registration No. 333-141699-05), each on file with the Securities and Exchange Commission. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.

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